                                                                     EXHIBIT 5.1
                                [GKH LETTERHEAD]

                                            Tel Aviv, September 22, 2005
                                            Our ref: 8283.3500



Elbit Medical Imaging Ltd.
13 Mozes Street
Tel Aviv 67442, Israel
----------------------


                     Re: Elbit Medical Imaging Ltd. ("EMI")
                     --------------------------------------


Ladies and Gentlemen:

     This opinion is delivered to you in connection with Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-128042) (the "Registration Statement") filed by EMI with the Securities and Exchange Commission on September 22, 2005 under the Securities Act of 1933, as amended (the "Act"), with respect to the issuance by EMI in connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 21, 2005, between EMI and Elscint Ltd. ("Elscint") filed as an exhibit to the Registration Statement, of
(i) up to 3,479,681 of EMI's Ordinary Shares nominal value NIS 1 per share each (the "Merger Shares"), to Elscint's shareholders, other than EMI and Elscint; and (ii) options to purchase up to an additional 26,500 EMI's Ordinary Shares, nominal value NIS 1 per share (the "Options"), subject to adjustments, in connection with the assumption by EMI of options to purchase Elscint's ordinary shares and up to 26,500 Ordinary Shares, nominal value NIS 1 per share of the Company, that will become issuable upon exercise of the Options (the "Option Shares") (the Merger Shares, the Options and the Option Shares collectively, the "Securities").

     We are Israeli counsel for the Company, and have acted as such in connection with the Merger Agreement. For the purpose of rendering this opinion, we have examined and to the extent we deemed appropriate we have relied on originals or copies certified, or otherwise identified to our satisfaction, of the following documents (including all schedules and exhibits thereto): (i) the Merger Agreement; (ii) the Registration Statement; and (iii) a letter from the Israeli Securities Authority dated August 21, 2005; (iv) the Company's memorandum and articles of association, as amended to date; (v) the Company's board of directors' resolution dated September 19, 2005.

     In such examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals; (ii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies; and (iii)

                                [GKH LETTERHEAD]

assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed.

     In rendering this opinion we have assumed that prior to the issuance of any of the Securities: (i) the Registration Statement will have become effective under the Act; (ii) the shareholders, and if required other constituencies of the Company and of Elscint, respectively, will have duly approved the merger (as defined in the Merger Agreement) and the Merger Agreement; (iii) the conditions for closing stipulated in the Merger Agreement will have been fulfilled or waived, in accordance with the terms of the Merger Agreement; and (iv) an order approving the merger (as defined in the Merger Agreement) in accordance with the provisions of section 351 of the Israeli Companies Law of 1999 will have been issued by the applicable Israeli court, and the Company will fully comply with all the provisions of such order.

     On the basis of such examination, based on the foregoing and subject to the qualifications stated herein, we are of the opinion that the Securities to be issued by the Company, as contemplated by the Prospectus included in the Registration Statement, have been duly and validly authorized, and the Securities, when issued (or assumed as the case may be) in accordance with their terms and the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of Israel and as such we are advocates qualified to practice law only in the State of Israel and are not admitted to practice in any other jurisdiction, nor are we or do we purport to be experts on the laws of any other jurisdiction. The foregoing opinion is limited to the laws of the State of Israel.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

     This opinion is furnished by us, as your counsel, solely in connection with the filing of the Registration Statement.


Very truly yours,

/s/Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

                                       2